Exhibit 99.1
Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611

Contact:
David Patti, Director, Communications
610-451-9452

Customers Bancorp Announces Common Stock Repurchase Plan

(WEST READING, Pa., July 1, 2024) On June 26, 2024, the Board of Directors of Customers Bancorp, Inc. (NYSE: CUBI), the holding company for Customers Bank, authorized a new common stock repurchase plan, providing the company the option to purchase up to 497,509 shares of its outstanding common stock over a one-year period.

The company’s previous common stock repurchase plan, authorized on August 25, 2021, subsequently expired on September 27, 2023. At expiration, the previously authorized plan had 497,509 shares that had not been repurchased.

“In 2023, we successfully built our capital ratios in an uncertain environment to position us for growth,” said Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc. “Common equity Tier 1 increased by approximately 260 basis points and TCE/TA increased by approximately 100 basis points in 2023. We exceeded our Common equity Tier 1 target of 11.5% and are approaching our TCE/TA target of 7.5%. As a result, the Board of Directors believes it is prudent once again to have a share repurchase plan in place,” commented Sidhu.

The timing, price and quantity of repurchases under the common stock repurchase plan will be at the discretion of Customers Bancorp and will depend on various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and limitations, and general market conditions. The repurchase plan does not obligate Customers Bancorp to repurchase any particular number of shares and it may be suspended or terminated at any time. Customers Bancorp expects to fund any repurchases with cash on hand. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with nearly $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:

•No. 5 on American Banker 2023 list of top-performing banks with $10B to $50B in assets
•No. 29 out of the 100 largest publicly traded banks in 2024 Forbes Best Banks list
•No. 52 on Investor’s Business Daily 100 Best Stocks for 2023

A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.

“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments, the impact of COVID-19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2023, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.